                                                                      EXHIBIT 12

                             VASTAR RESOURCES, INC.

                STATEMENT SETTING FORTH DETAIL OF COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES

                                  (Unaudited)

                                                                  For the Year
                                                                      Ended
                                                                  December 31,
                                                                  -------------
                                                                   1999   1998
                                                                  ------ ------
                                                                  (Millions of
                                                                    dollars,
                                                                   except per
                                                                      share
                                                                    amounts)
Income from continuing operations before income taxes, minority interest and cumulative effect of change in accounting
 principle(1).................................................... $185.1 $ 51.2
Fixed Charges:
  Interest expense charged to income, and portion of rentals
   representative of interest(2).................................   81.9   63.5
  Capitalized Interest...........................................    0.7    0.0
                                                                  ------ ------
    Total fixed charges..........................................   82.6   63.5
                                                                  ------ ------
Earnings (1)+(2)................................................. $267.7 $114.7
                                                                  ====== ======
Ratio of earnings to fixed charges...............................    3.2    1.8
                                                                  ====== ======

The Company has no issuances of preferred stock.